                      SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549



                                  FORM 8-K/A

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  January 13, 1999


                                EMB CORPORATION
                                ---------------
            (Exact name of registrant as specified in its charter)




             Hawaii                      1-11883                 95-3811580
-------------------------------    ---------------------    -------------------
(State or other jurisdiction of    (Commission File No.)     (I.R.S. Employer
incorporation or organization)                              Identification No.)




        3200 Bristol Street, Eighth Floor, Costa Mesa, California 92626
        ---------------------------------------------------------------
                   (Address of principal executive offices)



     Registrant's telephone number, including area code:   (714)  437-0738



                                      N/A
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)
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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFIYING ACCOUNTANT.
         -----------------------------------------------

         On January 13, 1999, the Company's independent accountants, Corbin & Wertz of Irvine, California resigned. At the time of their resignation, Corbin & Wertz had not prepared any reports nor rendered any other services for the Company. At no time during the engagement of Corbin & Wertz as independent accountants for the Company were there any disagreements, whether or not resolved, on any matter of accounting principles or practices, financial statement or disclosure or auditing scope or procedure.

         On January 22, 1999, the Company engaged the firm of McKennon Wilson & Morgan LLP, of Irvine, California, as independent accountants for the Company. Prior to January 22, 1999, neither the Company, nor anyone on its behalf, had consulted with McKennon Wilson & Morgan LLP concerning the accounting principles of any specific completed or contemplated transaction, any type of audit opinion on the Company's financial statements nor any other material factor which might be considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

Item 7.  FINANCIAL STATEMENTS OR EXHIBITS.
         ---------------------------------

         a.  Financial Statements.
             --------------------

                   None.

         b.  Exhibits.
             --------

             (1)   Letter of Corbin & Wertz, dated January 19, 1999.

SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant had duly caused this report to be signed by the undersigned hereunto duly authorized.


Date:   January 26, 1999           EMB CORPORATION


                                   /s/ JAMES E. SHIPLEY
                                   _____________________________
                                   James E. Shipley, President